UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
December 14, 2007

AMEREN CORPORATION
(Exact name of registrant as specified in its charter)

Missouri	1-14756	43-1723446
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1901 Chouteau Avenue, St. Louis, Missouri 63103
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code:  (314) 621-3222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of
Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           On December 14, 2007, the Board of Directors of Ameren Corporation (“Ameren”) elected Walter J. Galvin to fill a vacancy on the Board.  No arrangement or understanding exists between Mr. Galvin and Ameren, or to Ameren’s knowledge, any other person or persons pursuant to which Mr. Galvin was selected as a director.  It has not been determined to which committee or committees of Ameren’s Board that Mr. Galvin will be named.  Mr. Galvin will receive director’s compensation for service on the Board of Directors and the committee or committees he is named to as discussed in Ameren’s Current Report on Form 8-K dated June 12, 2006. Mr. Galvin is currently the Senior Executive Vice President and Chief Financial Officer of Emerson Electric Company (“Emerson”), which is a diversified global technology company that provides products and services for a wide range of industries, commercial markets and end-users, including consumers.

Emerson, for which Mr. Galvin is an executive officer, and some of Emerson’s subsidiaries, had business relationships with some of Ameren’s subsidiaries in 2006 and 2007 which are required to be reported under Item 404(a) of SEC Regulation S-K.  Ameren subsidiaries (primarily its utility companies, Union Electric Company, doing business as AmerenUE, Central Illinois Light Company, doing business as AmerenCILCO, Central Illinois Public Service Company, doing business as AmerenCIPS, and Illinois Power Company, doing business as AmerenIP and Electric Energy, Inc., its 80% owned non-rate-regulated electric generation business) purchased electric motors, control valves and associated instrumentation and other materials from Emerson and its subsidiaries for an aggregate consideration of approximately $1,062,000  in 2006 and $1,650,000 in 2007 to date.  Ameren subsidiaries also purchased from Emerson and its subsidiaries engineering, system support and consulting services for an aggregate consideration of approximately $2,361,000 in 2006 and $3,615,000 in 2007 to date.  Emerson and its subsidiaries made utility pole attachment license payments to Ameren subsidiaries of approximately $400 in 2006 and $460 to date in 2007.  These transactions, some of which are for multiple year terms, were entered into in the ordinary course of business on an arms length basis.

(e)           On December 14, 2007, the Human Resources Committee of the Board of Directors of Ameren approved and the full Board of Directors of Ameren ratified the 2008 Ameren Executive Incentive Plan (the “2008 EIP”) to provide for the payment of cash awards to the Named Executive Officers in 2009 based on corporate and/or business segment results and individual performance in 2008.  The 2008 EIP is attached as Exhibit 99.1 and is incorporated herein by reference.

For 2008, a target award under the 2008 EIP was established for each Named Executive Officer as a percent of 2008 base salary as shown below.

Named	Target Short-Term
Executive	Incentive Compensation
Officer	as Percent of Base Salary
Rainwater	90%
Baxter	60%
Voss	60%
Sullivan	60%
Naslund	60%

Under the 2008 EIP, earnings per share for 2008 (“EPS”) is the primary metric used to establish award opportunities.  Named Executive Officers with corporate responsibility (Messrs. Rainwater, Baxter and Sullivan) will have their incentive compensation opportunity based 100% on Ameren EPS, while Named Executive Officers with business segment responsibility (Messrs. Voss and Naslund) will have their incentive compensation opportunity based 50% on Ameren EPS and 50% on their respective business segment contribution to Ameren EPS.  The range of EPS achievement levels for the 2008 EIP (threshold, target and maximum) are expected to be established by the Human Resources Committee and ratified by the Board in February 2008 and will be disclosed in a filing on Form 8-K promptly thereafter.  EPS achievement levels may be adjusted to reflect refunds and rate changes under regulatory sharing plans or other extraordinary one-time events.  In the event Ameren EPS or business segment contribution to Ameren EPS is below the threshold achievement level, no award will be paid that is based on achieving the related EPS threshold achievement level.

The plan award based on achievement of 2008 corporate and/or business segment contribution to Ameren EPS for Named Executive Officers (the “core award”) may be adjusted up or down by up to 50% (the “individual performance modifier”) based on the Named Executive Officers individual contributions and performance during the year.  The individual performance modifier will take into consideration the Named Executive Officers’ performance on key performance variables, including leadership, business results, customer satisfaction, reliability, plant availability, safety and/or other performance metrics, as applicable and as determined by the Committee.  The actual individual incentive payout, determined by modifying the plan award by the individual performance modifier is capped at 200% of target short-term incentive compensation, with the ability to pay zero for non-performance.

ITEM 9.01      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number:	Title:

99.1	2008 Ameren Executive Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMEREN CORPORATION
(Registrant)

 /s/ Martin J. Lyons
Martin J. Lyons
Vice President and Controller
(Principal Accounting Officer)

Date:  December 18, 2007

Exhibit Index

Exhibit Number:	Title:

99.1	2008 Ameren Executive Incentive Plan

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